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                                                                       EXHIBIT 1



                           STOCK EXCHANGE AGREEMENT



          THIS STOCK EXCHANGE AGREEMENT, dated May 17, 1996 (the "Agreement"), is entered into by and between Craig Corporation, a Delaware corporation ("Craig"), James J. Cotter, an individual residing in California ("Cotter").


                                   RECITALS
                                   --------

          WHEREAS, Cotter owns 67,000 shares (the "Reading Shares") of Class A Common Stock (the "Class A Stock") of Reading Company, a Pennsylvania corporation ("Reading").

          WHEREAS, Cotter desires to sell the Reading Shares to Craig, and Craig desires to purchase the Reading Shares in exchange for 66,042 shares of Common Stock of Craig (the "Craig Shares").


                                   ARTICLE 1

                               EXCHANGE OF STOCK
                               -----------------

          1.1  Exchange of Reading Shares for Craig Shares.  Upon the terms and
               -------------------------------------------
subject to the conditions contained herein, Cotter will sell, convey, transfer, assign and deliver the Reading Shares to Craig, and Craig will accept the Reading Shares from Cotter and in exchange therefor, Craig shall issue and deliver to Cotter the Craig Shares. In connection with said transfer and delivery, Craig shall deliver to Cotter irrevocable instructions, reasonably satisfactory to legal counsel for Cotter, instructing its Transfer Agent to issue the Craig Shares to Cotter, and Cotter shall deliver to Craig irrevocable instructions, reasonably satisfactory to Craig's legal counsel, sufficient to transfer the Reading Shares to Craig.


                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES BY CRAIG
                    ---------------------------------------

          Craig represents and warrants to Cotter that as of the date hereof:

          2.1  Organization, Good Standing.  Craig is a corporation duly
               ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

          2.2  Craig Shares.  Upon issuance and delivery in the manner herein
               ------------
described, the Craig Shares will be duly authorized and
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validly issued, fully paid and nonassessable shares of Common Stock of Craig, free of preemptive rights, duly listed on the New York and Pacific Stock Exchanges.

          2.3  Authority Relative to this Agreement.  The execution, delivery
               ------------------------------------
and performance of, and compliance with, this Agreement and the issuance of the Craig Shares in exchange for the Reading Shares have been duly authorized by all necessary corporate action on the part of Craig, and this Agreement is a valid and binding agreement of Craig enforceable in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity. No consent, license, approval or authority of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery and performance of this Agreement by Craig or the issuance of the Craig Shares hereunder, other than has been obtained.

          2.4  Brokers or Finders.  Cotter will not have any obligation to pay
               ------------------
any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Craig.

          2.5  Investment Intent.  The Reading Shares being acquired by Craig
               -----------------
hereunder are being acquired for Craig's own account and not with the view to, or for resale in connection with, any distribution other than resales made in compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"). Craig understands that the Reading Shares have not been registered under the Act by reason of available exemptions from the registration and prospectus delivery requirements of the Act, that such Reading Shares must be held indefinitely unless such Reading Shares are registered under the Act or unless any transfer is exempt from registration, and that the reliance of the Reading Shareholders upon these exemptions is predicated in part upon these representations and warranties by Craig.

          2.6  Investment Purposes.  Craig acknowledges and agrees that it is
               -------------------
acquiring the Reading Shares for investment purposes and will not transfer the Reading Shares if such a transfer would be in violation of the Securities Act of 1933, as amended.
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                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES BY COTTER
                   ----------------------------------------

          Cotter hereby represents and warrants to Craig that as of the date hereof:

          3.1  Authority Relative to this Agreement.  The execution, delivery
               ------------------------------------
and performance of, and compliance with, this Agreement and the terms of the Exchange have been duly authorized by all necessary action on the part of Cotter, and this Agreement is a valid and binding agreement of Cotter enforceable in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity. No consent, license, approval or authority of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery and performance of this Agreement by Cotter or the performance of the Exchange.

          3.2  Investment Intent.  The Craig Shares being acquired by Cotter
               -----------------
hereunder are being acquired for Cotter's own account and not with the view to, or for resale in connection with, any distribution other than resales made in compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"). Cotter understands that the Craig Shares have not been registered under the Act by reason of available exemptions from the registration and prospectus delivery requirements of the Act, that such Craig Shares must be held indefinitely unless such Craig Shares are registered under the Act or unless any transfer is exempt from registration, and that the reliance of Craig upon these exemptions is predicated in part upon these representations and warranties by Cotter.

          3.3  Legend.  Cotter acknowledges and agrees that the certificates
               ------
representing the Craig Shares shall bear the following (or substantially equivalent) legend on the face or reverse side thereof:

          THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A RIGHT OF FIRST REFUSAL EXPIRING MAY 16, 1998 SET FORTH IN THE STOCK EXCHANGE AGREEMENT DATED MAY 17, 1996 BETWEEN CRAIG CORPORATION AND JAMES J. COTTER AND THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR UNLESS, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF SAID ACT.
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Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such (or substantially equivalent) legend unless, in the opinion of counsel for Craig, the securities represented thereby need no longer be subject to restrictions pursuant to the Act or applicable state securities laws. Craig shall not be required to transfer on its books any certificate for securities in violation of the provisions of such legend.

          3.4  Brokers or Finders.  Craig has not nor will it have any
               ------------------
obligation to pay any broker's, finder's, investment banker's, financial advisor's, or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by Cotter.

          3.5  Title to the Reading Shares.  Cotter owns beneficially 100% of
               ---------------------------
the Reading Shares, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature. Neither Cotter nor any individual, corporation, entity or person having or claiming any interest in, or with respect to, any of the Reading Shares owned by Cotter has any such claim or interest, or have any right to claim or receive any other payment or consideration with respect to such Reading Shares against or from Craig at or after the date hereof.


                                   ARTICLE 4

                           MISCELLANEOUS PROVISIONS
                           ------------------------

          4.1  Amendment and Modification.  This Agreement may be amended,
               --------------------------
modified or supplemented only by a written agreement executed by Craig and Cotter.

          4.2  Waiver of Compliance; Consents.  Except as otherwise provided in
               ------------------------------
this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 4.2.

          4.3  Notices.  All notices, requests, consents and other
               -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt
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requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

          (a)  if to Craig, to:

               Craig Corporation
               550 S. Hope Street, Suite 1825
               Los Angeles, CA  90071
               Attn:  Craig Tompkins
               Tel:   (213) 239-0555
               FAX:   (213) 239-0548

               with a copy to:

               Troy & Gould Professional Corporation
               1801 Century Park East, 16th Floor
               Los Angeles, CA  90067
               Attn:  James C. Lockwood, Esq.
               Tel:  (310) 553-4441
               FAX:  (310) 201-4746

          (b)  if to Cotter, to:

               James J. Cotter
               120 North Robertson Blvd.
               Los Angeles, California  90048
               Tel: (310) 659-5647
               Fax: (310) 858-1449

               with a copy to:

               Ira Levin, Esq.
               120 North Robertson Blvd.
               Los Angeles, California  90048
               Tel:  (310) 855-8416
               Fax:  (310) 652-6490

          All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

          4.4  Governing Law.  This Agreement shall be governed by the laws of
               -------------
the State of California (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
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          4.5  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.6  Entire Agreement.  This Agreement, embodies the entire agreement
               ----------------
and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

          4.7  Right of First Refusal.  Cotter agrees that during the period
               ----------------------
ending May 16, 1998, before he may sell, assign or convey any interest in any or all of the Craig Shares, he will notify Craig in writing and Craig will have the right to purchase any of the Craig Shares proposed to be sold, assigned or conveyed at a price of $9.00 per share by delivering payment against delivery of the shares within 10 business days of the date of the written notice.

          4.8  Further Assurances.  Craig and Cotter agree that subsequent to
               ------------------
the date hereof, they will execute and deliver any and all documents, certificates or instructions, if any, necessary to consummate the transfer of the Reading Shares and the Craig Shares pursuant to the terms hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


                                       CRAIG CORPORATION


                                       By: /s/ S. Craig Tompkins
                                           ---------------------
                                           Name: S. Craig Tompkins
                                           Title: President



                                           /s/ James J. Cotter
                                           -------------------
                                           JAMES J. COTTER